Exhibit (h)(5)(xiii)

AMENDMENT NO. 12

SECURITIES LENDING AGREEMENT

Amendment No. 12, dated April 30, 2026 (“Amendment No. 12”), to the Securities Lending Agreement dated as of April 11, 2016 (“Agreement”), by and between JPMorgan Chase Bank, National Association (“J.P. Morgan”) and each Equitable investment company identified in Annex A hereto (“Lender”).

WHEREAS, the EQ/AB Sustainable U.S. Thematic Portfolio, a series of the Trust, has been terminated pursuant to a Plan of Liquidation and Termination.

NOW THEREFORE, J.P. Morgan and Lender agree to modify and amend the Agreement as follows:

1.	Removed Portfolio. All references to the EQ/AB Sustainable U.S. Thematic Portfolio are hereby removed from the Agreement.

2.	Annex A. Annex A to the Agreement is hereby deleted in its entirety and replaced by Annex A attached hereto.

3.

Schedule 4. Schedule 4 to the Agreement, setting forth the Limitations on Securities Available for Loan, Lending Accounts and Markets, is hereby deleted in its entirety and replaced by Schedule 4 attached hereto.

4.	Ratification. Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 12 as of the date first above set forth.

EQ Advisors Trust		JPMorgan Chase Bank, N.A.
1290 Funds

On behalf of each of their series listed on Annex A

By:	/s/ Brian Walsh	By:	/s/ Bradley Fryer
Name: Brian Walsh		Name: Bradley Fryer
Title: Chief Financial Officer		Title: Executive Director
Date: 4/17/26		Date: April 20, 2026

Securities Lending Agreement

ANNEX A

EQ Advisors Trust

1290 VT Convertible Securities Portfolio

1290 VT DoubleLine Opportunistic Bond Portfolio

1290 VT Equity Income Portfolio

1290 VT GAMCO Mergers & Acquisitions Portfolio

1290 VT GAMCO Small Company Value Portfolio

1290 VT High Yield Bond Portfolio

1290 VT Micro Cap Portfolio

1290 VT Moderate Growth Allocation Portfolio

1290 VT Multi-Alternative Strategies Portfolio

1290 VT Natural Resources Portfolio

1290 VT Real Estate Portfolio

1290 VT Small Cap Value Portfolio

1290 VT SmartBeta Equity ESG Portfolio

1290 VT Socially Responsible Portfolio

ATM International Managed Volatility Portfolio – AllianceBernstein

ATM International Managed Volatility Portfolio - BlackRock

ATM Large Cap Managed Volatility Portfolio – AllianceBernstein

ATM Large Cap Managed Volatility Portfolio - BlackRock

ATM Mid Cap Managed Volatility Portfolio – AllianceBernstein

ATM Mid Cap Managed Volatility Portfolio - BlackRock

ATM Small Cap Managed Volatility Portfolio – AllianceBernstein

ATM Small Cap Managed Volatility Portfolio - BlackRock

EQ/2000 Managed Volatility Portfolio – AllianceBernstein

EQ/2000 Managed Volatility Portfolio - BlackRock

EQ/400 Managed Volatility Portfolio – AllianceBernstein

EQ/400 Managed Volatility Portfolio - BlackRock

EQ/500 Managed Volatility Portfolio – AllianceBernstein

EQ/500 Managed Volatility Portfolio - BlackRock

EQ/AB Dynamic Aggressive Growth Portfolio

EQ/AB Dynamic Growth Portfolio

EQ/AB Dynamic Moderate Growth Portfolio

EQ/AB Short Duration Government Bond Portfolio

EQ/AB Small Cap Growth Portfolio – Active

EQ/AB Small Cap Growth Portfolio - Passive

EQ/All Asset Growth Allocation Portfolio

EQ/American Century Mid Cap Value Portfolio

EQ/American Century Moderate Growth Allocation Portfolio

EQ/Capital Group Research Portfolio

EQ/Clearbridge Large Cap Growth ESG Portfolio

EQ/Clearbridge Select Equity Managed Volatility Portfolio – ClearBridge

EQ/Clearbridge Select Equity Managed Volatility Portfolio - BlackRock

EQ/Common Stock Index Portfolio

EQ/Core Bond Index Portfolio

EQ/Core Plus Bond Portfolio – AXA IM

EQ/Core Plus Bond Portfolio – Brandywine

EQ/Core Plus Bond Portfolio – Loomis Sayles

EQ/Emerging Markets Equity Plus Portfolio – AllianceBernstein Passive

EQ/Emerging Markets Equity Plus Portfolio – EIM

EQ/Emerging Markets Equity Plus Portfolio – EARNEST Partners

EQ/Equity 500 Index Portfolio

EQ/Fidelity Institutional AM Large Cap Portfolio

EQ/Franklin Rising Dividends Portfolio

EQ/Franklin Small Cap Value Managed Volatility Portfolio – BlackRock

EQ/Franklin Small Cap Value Managed Volatility Portfolio - Franklin

EQ/Global Equity Managed Volatility Portfolio – BlackRock (MSCI EAFE)

EQ/Global Equity Managed Volatility Portfolio – BlackRock (S&P 500)

EQ/Global Equity Managed Volatility Portfolio – Morgan Stanley

EQ/Goldman Sachs Growth Allocation Portfolio

EQ/Goldman Sachs Mid Cap Value Portfolio

EQ/Goldman Sachs Moderate Growth Allocation

EQ/Intermediate Corporate Bond Portfolio

EQ/Intermediate Government Bond Portfolio

EQ/International Core Managed Volatility Portfolio - EARNEST

EQ/International Core Managed Volatility Portfolio - BlackRock

EQ/International Core Managed Volatility Portfolio - EIM

EQ/International Core Managed Volatility Portfolio - Federated

EQ/International Equity Index Portfolio

EQ/International Managed Volatility Portfolio - AllianceBernstein

EQ/International Managed Volatility Portfolio - BlackRock

EQ/International Value Managed Volatility Portfolio - BlackRock

EQ/International Value Managed Volatility Portfolio - Harris

EQ/Invesco Comstock Portfolio

EQ/Invesco Global Portfolio

EQ/Invesco Global Real Assets Portfolio

EQ/Invesco Moderate Allocation Portfolio

EQ/Invesco Moderate Growth Allocation Portfolio

EQ/Janus Enterprise Portfolio

EQ/JPMorgan Hedged Equity and Premium Income Portfolio

EQ/Large Cap Core Managed Volatility Portfolio – Capital International

EQ/Large Cap Core Managed Volatility Portfolio - EIM

EQ/Large Cap Core Managed Volatility Portfolio - GQG

EQ/Large Cap Core Managed Volatility Portfolio – Vaughan Nelson

EQ/Large Cap Core Managed Volatility Portfolio - BlackRock

EQ/Large Cap Growth Index Portfolio

EQ/Large Cap Value Index Portfolio

EQ/Large Cap Value Managed Volatility Portfolio – AllianceBernstein Active

EQ/Large Cap Value Managed Volatility Portfolio – AllianceBernstein ATM

EQ/Large Cap Value Managed Volatility Portfolio - Aristotle

EQ/Lazard Emerging Markets Equity Portfolio

EQ/Long-TermBond Portfolio

EQ/Loomis Sayles Growth Portfolio

EQ/Mid Cap Index Portfolio

EQ/Mid Cap Value Managed Volatility Portfolio - BlackRock

EQ/Mid Cap Value Managed Volatility Portfolio – Diamond Hill

EQ/Mid Cap Value Managed Volatility Portfolio - EIM

EQ/Mid Cap Value Managed Volatility Portfolio - Wellington

EQ/Morgan Stanley Small Cap Growth Portfolio - BlackRock

EQ/Morgan Stanley Small Cap Growth Portfolio – Morgan Stanley

EQ/Quality Bond PLUS Portfolio-AllianceBernstein Passive

EQ/Quality Bond PLUS Portfolio - AllianceBernstein

EQ/Small Company Index Portfolio

EQ/T. Rowe Price Health Sciences Portfolio

EQ/Value Equity Portfolio

EQ/Wellington Energy Portfolio

Equitable Conservative Growth MF/ETF Portfolio

Equitable Growth MF/ETF Portfolio

Equitable Moderate Growth MF/ETF Portfolio

Multimanager Aggressive Equity Portfolio - AllianceBernstein ATM

Multimanager Aggressive Equity Portfolio – 1832

Multimanager Aggressive Equity Portfolio - Westfield

Multimanager Core Bond Portfolio-BlackRock

Multimanager Core Bond Portfolio – SSgA

Multimanager Core Bond Portfolio - DoubleLine

Multimanager Technology Portfolio - AllianceBernstein

Multimanager Technology Portfolio - FIAM

Multimanager Technology Portfolio – Wellington

Multimanager Technology Portfolio - EIM

1290 Funds

1290 Avantis U.S. Large Cap Growth Fund

1290 Diversified Bond Fund

1290 Essex Small Cap Growth Fund

1290 GAMCO Small/Mid Cap Value Fund

1290 High Yield Bond Fund

1290 Loomis Sayles Multi-Asset Income Fund

1290 Multi-Alternative Strategies Fund

1290 Smart Beta Equity Fund

Securities Lending Agreement

EACH OF THE AXA FUND LENDERS

LISTED ON ANNEX A HERETO

SCHEDULE 4

JPMorgan Chase Bank, N.A.

Securities Lending – Limitations on Securities Available for Loan, Lending Accounts and Markets

Limitations on Securities Available for Loan

The following limitations shall apply to J.P. Morgan’s authority to lend Securities held in the Lending Accounts:

1. At the time of any Loan, the aggregate Market Value of Lender’s Securities on Loan after taking such Loan into account shall not exceed 30% of the aggregate Market Value of Lender’s total assets, including collateral for Loans.

2. No more than 90% of any Security held by Lender may be on loan at the time the Loan is initiated.

3. At the initiation of any Loan, the maximum rebate rate must be Overnight Bank Funding Rate (OBFR) minus 25 basis points on Loans collateralized with cash; on Loans collateralized with securities, the Lender will charge Borrowers a minimum 25 basis point fee.

Lending Accounts

Lending Account Name	Lending Account Numbers
1290 VT Equity Income Portfolio	38944	G 09834
1290 VT Micro Cap Portfolio - Blackrock		G 24413
1290 VT Real Estate Portfolio - AllianceBernstein	ABD65	G 30165
1290 VT Small Cap Value Portfolio - Blackrock		G 24417
1290 VT SmartBeta Equity ESG Portfolio	ADF89	P 75008
1290 VT Convertible Securities Portfolio - SSGA		P 75009
1290 VT DoubleLine Opportunistic Bond Portfolio	AHL95	P 24225
1290 VT GAMCO Mergers & Acquisitions Portfolio	35949	G 09840
1290 VT GAMCO Small Company Value Portfolio	43362	G 09841
1290 VT High Yield Bond Portfolio - AXA Investment Managers		G 30168
1290 VT High Yield Bond Portfolio - EIM		G 23689
1290 VT High Yield Bond Portfolio- Post	AEX34	G 24420
1290 VT Micro Cap Portfolio - Lord Abbett		G 24412
1290 VT Moderate Growth Allocation Portfolio	EQP54	P 93554
1290 VT Multi-Alternative Strategies Portfolio - EIM		P 43360
1290 VT Natural Resources Portfolio - AB	30497	G 30170
1290 VT Small Cap Value Portfolio - Horizon	AEX33	G 24419
1290 VT Socially Responsible Portfolio - Blackrock	38438	G 08437
ATM International Managed Volatility Portfolio - AllianceBernstein	57784	P 04048
ATM International Managed Volatility Portfolio - Blackrock	57785	P 03730
ATM Large Cap Managed Volatility Portfolio - AllianceBernstein		P 04039

ATM Large Cap Managed Volatility Portfolio - Blackrock		P 03721
ATM Mid Cap Managed Volatility Portfolio - AllianceBernstein		P 04045
ATM Mid Cap Managed Volatility Portfolio - Blackrock		P 03727
ATM Small Cap Managed Volatility Portfolio - AllianceBernstein		P 04042
ATM Small Cap Managed Volatility Portfolio - Blackrock		P 03724
EQ/ Global Equity Managed Volatility Portfolio - Invesco	ACA07	G 23895
EQ/2000 Managed Volatility Portfolio - AllianceBernstein		P 04041
EQ/2000 Managed Volatility Portfolio - Blackrock		P 03723
EQ/400 Managed Volatility Portfolio - AllianceBernstein		P 04044
EQ/400 managed Volatility Portfolio - Blackrock		P 03726
EQ/500 Managed Volatility Portfolio - AllianceBernstein		P 04038
EQ/500 Managed Volatility Portfolio - Blackrock		P 03720
EQ/AB Dynamic Aggressive Growth	EKY83	P 43358
EQ/AB Dynamic Growth Portfolio	AHL94	P 24224
EQ/AB Dynamic Moderate Growth Portfolio	86997	P 13896
EQ/AB Short Duration Government Bond Portfolio	ABV48	G 23857
EQ/AB Small Cap Growth Portfolio - Active		G 80446
EQ/AB Small Cap Growth Portfolio - Passive		G 80447
EQ/All Asset Growth AllocationPortfolio		G 80448
EQ/American Century Mid Cap Value Portfolio	EMR57	P 45410
EQ/American Century Moderate Growth Allocation Portfolio	EQP55	P 93555
EQ/Capital Group Research Portfolio	15733	G 08239
EQ/Clearbridge Large Cap Growth ESG Portfolio		G 08048
EQ/Clearbridge Select Equity Managed Volatility Portfolio	41986	G 11251
EQ/Clearbridge Select Equity Managed Volatility Portfolio - Blackrock	53048	P 03296
EQ/Common Stock Index Portfolio - AllianceBernstein	29812	G 09751
EQ/Core Bond Index Portfolio - SSgA	12234	G 07195
EQ/Core Plus Bond Portfolio – AXA Investment Mgmt	EUR36	G 27117
EQ/Core Plus Bond Portfolio – Brandywine	EUR35	G 27122
EQ/Core Plus Bond Portfolio – Loomis Sayles	EUR37	G 27123
EQ/Emerging Markets Equity Plus Portfolio - Alliance Bernstein Passive	30500	G 30162
EQ/Emerging Markets Equity Plus Portfolio – EIM		G 30161
EQ/Emerging Markets Equity Plus Portfolio- Earnest Partners LLC	30495	G 30163
EQ/Equity 500 Index Portfolio - AllianceBernstein	5016	G 05924
EQ/Fidelity Institutional AM Large Cap Portfolio	EMR58	P 45411
EQ/Franklin Rising Dividends Portfolio	EMR59	P 45412
EQ/Franklin Samll Cap Value Managed Volatility Portfolio - Blackrock	53039	P 03287
EQ/Franklin Samll Cap Value Managed Volatility Portfolio - Franklin	41985	G 11250
EQ/Global Equity Managed Volatility- Blackrock Portfolio - MSCI EAFE	53044	P 03292
EQ/Global Equity Managed Volatility Portfolio - Blackrock S&P 500		P 03377
EQ/Global Equity Managed Volatility Portfolio - Morgan Stanley	9919	G 06988
EQ/Goldman Sachs Growth Allocation Portfolio	EQP58	P 93558
EQ/Goldman Sachs Mid Cap Value Portfolio	EMR61	P 45414
EQ/Goldman Sachs Moderate Growth Allocation	AHM44	P 24447
EQ/Intermediate Corporate Bond Portfolio		G 49012
EQ/Intermediate Government Bond Portfolio - SSgA	4276	G 05334
EQ/International Core Managed Volatility- Earnest	AFE41	G 24443
EQ/International Core Managed Volatility Portfolio - Blackrock	44730	G 11564
EQ/International Core Managed Volatility Portfolio – EIM		G 11550
EQ/International Core Managed Volatility Portfolio- Federated Investors Inc	46927	G 11549
EQ/International Equity Index Portfolio - AllianceBernstein	29813	G 09752
EQ/International Managed Volatility Portfolio - AllianceBernstein	57782	P 04047

EQ/International Managed Volatility Portfolio - Blackrock	57783	P 03729
EQ/International Value Managed Volatility Portfolio - Blackrock	9914	G 06983
EQ/International Value Managed Volatility Portfolio - Harris	87030	P 14003
EQ/Invesco Comstock Portfolio	40317	G 10329
EQ/Invesco Global Portfolio	41988	G 11253
EQ/Invesco Global Real Assets Portfolio	EMR62	P 45415
EQ/Invesco Moderate Allocation Portfolio	AHM45	P 24448
EQ/Invesco Moderate Growth Allocation Portfolio	EQP59	P 93559
EQ/Janus Enterprise Portfolio - Janus	43593	G 10330
EQ/JPMorgan Hedged Equity and Premium Income Portfolio		P 59483
EQ/Large Cap Core Managed Volatility Portfolio - Capital Guardian	AWZ88	G 23905
EQ/Large Cap Core Managed Volatility Portfolio - EIM		G 11556
EQ/Large Cap Core Managed Volatility Portfolio - GQG Partners LLC	AFE39	G 24441
EQ/Large Cap Core Managed Volatility Portfolio - Vaughn Nelson		G 11555
EQ/Large Cap Core Managed Volatility Portfolio -Blackrock	44753	G 11567
EQ/Large Cap Growth Index Portfolio - AllianceBernstein	15731	G 08237
EQ/Large Cap Value Index Portfolio - AB	38463	G 10983
EQ/Large Cap Value Managed Volatility Portfolio - AllianceBernstein Active		G 07193
EQ/Large Cap Value Managed Volatility Portfolio - AllianceBernsten ATM	52661	G 00040
EQ/Large Cap Value Managed Volatility Portfolio - Aristotle Capital Managment LLC		G 23902
EQ/Large Cap Value Managed Volatility Portfolio – EIM		G 23903
EQ/Lazard Emerging Markets Equity Portfolio	EMR36	P 45402
EQ/Long-Term Bond Portfolio - AllianceBernstein	EYM67	G 38787
EQ/Loomis Sayles Growth Portfolio		G 10224
EQ/Mid Cap Index Portfolio - AB	21620	G 08812
EQ/Mid Cap Value Managed Volatility - Blackrock	44731	G 11565
EQ/Mid Cap Value Managed Volatility Portfolio - Diamond Hill	ACA08	G 23896
EQ/Mid Cap Value Managed Volatility Portfolio – EIM		G 11552
EQ/Mid Cap Value Managed Volatility Portfolio - Wellington	44713	G 11551
EQ/Morgan Stanley Small Cap Growth Portfolio-Blackrock		G 24414
EQ/Morgan Stanley Small Cap Growth Portoflio	AEX32	G 24418
EQ/Quality Bond PLUS Portfolio - Alliance Bernstein Passive		G 30226
EQ/Quality Bond PLUS Portfolio - AllianceBernstein	5320	G 05827
EQ/Small Company Index Portfolio - AllianceBernstein	57999	G 07196
EQ/T. Rowe Price Health Sciences Portfolio	EMR42	P 45408
EQ/Value Equity Portfolio		G 06991
EQ/Wellington Energy Portfolio	EMR33	P 45399
Equitable Conservative Growth MF/ETF Portfolio		S 16975
Equitable Growth MF/ETF Portfolio		G 43882
Equitable Moderate Growth MF/ETF Portfolio		G 43881
Multimanager Aggressive Equity Portfolio - AllianceBernstein - ATM	52766	P 02708
Multimanager Aggressive Equity Portfolio - Scotia Institutional Asset Management US LTD	25407	G 09295
Multimanager Aggressive Equity Portfolio - T. Rowe Price	25387	G 09275
Multimanager Aggressive Equity Portfolio - Westfield	25395	G 09283
Multimanager Core Bond Portfolio - BlackRock	25393	G 09281
Multimanager Core Bond Portfolio - SSgA	52767	P 02709
Multimanager Core Bond Portfolio- Doubleline	AHH64	P 22045
Multimanager Technology Portfolio - AB	52778	P 02720
Multimanager Technology Portfolio – FIAM LLC	25396	G 09284
Multimanager Technology Portfolio - Wellington	25390	G 09278

Multimanger Technology Portfolio - EIM		P 03700

1290 Funds:
1290 Avantis U.S. Large Cap Growth Fund		P 67962
1290 Diversified Bond Fund – Brandywine	ENH81	P 78337
1290 Essex Small Cap Growth Fund		G 45330
1290 GAMCO Small/Mid Cap Value Fund	AGM33	P 91799
1290 High Yield Bond Fund		P 91800
1290 Loomis Sayles Multi-Asset Income Fund	FCG11	S 16973
1290 Multi-Alternative Strategies Fund		P 33351
1290 Smartbeta Equity Fund	AGM34	P 91801

Eligible Markets

J.P. Morgan may lend Securities in the following markets:

Number	Lending Markets	Lender Approves (Check All That Apply)	Additional Market Requirements
1	Australia	X	Yes – refer to Addendum (I) below
2	Austria	X
3	Belgium	X
4	Brazil		Yes – An additional agreement is required. Please contact your Sales Specialist or Relationship Manager for additional information.
5	Canada	X
6	Czech Republic	X
7	Denmark	X
8	Euroclear	X
9	Finland	X
10	France	X	Yes – refer to Addendum (II) below
11	Germany	X
12	Greece	X	Yes – refer to Addendum (III) below
13	Hong Kong	X

14	Hungary	X	Yes – refer to Addendum (III) below
15	Ireland	X
16	Israel	X
17	Italy	X
18	Japan	X	Yes – refer to Addendum (III) below
19	Malaysia		Yes - An additional agreement is required. Please contact your Sales Specialist or Relationship Manager for additional information.
20	Mexico	X	Yes – refer to Addendum (III) below
21	Netherlands	X
22	New Zealand	X
23	Norway	X
24	Poland	X	Yes – refer to Addendum (IV) below
25	Portugal	X
26	Singapore	X	Yes – refer to Addendum (III) below
27	South Africa	X
28	South Korea		Yes – An additional agreement is required. Please contact your Sales Specialist or Relationship Manager for additional information.
29	Spain	X
30	Sweden	X
31	Switzerland	X
32	Taiwan		Yes - An additional agreement is required. Please contact your

Sales Specialist or Relationship Manager for additional information.
33	Thailand	X	Yes – refer to Addendum (V) below
34	Turkey	X	Yes – refer to Addendum (VI) below
35	United Kingdom	X
36	United States	X

Lender acknowledges that this Schedule 4 to the Securities Lending Agreement dated April 11, 2016 is effective as of the date specified below and that the relevant Addenda within this Schedule shall apply.

Each Lender severally and not jointly:

EQ ADVISORS TRUST

1290 FUNDS

on behalf of each of their series listed on Annex A

By:	/s/ Brian Walsh
Name: Brian Walsh
Title: Chief Financial Officer
Date: 4/17/26

Market Terms Schedule

I.	Australia

Lender acknowledges and accepts that:

a)

with regards to any Institutional Share Offering (“ISO”) offered by an Australian issuer to Lender, Lender shall be solely responsible for informing J.P. Morgan that Lender has (a) been invited to participate in such ISO and (b) intends to, or otherwise, exercise any rights in relation to Securities on Loan;

b)	due to the nature of an ISO, J.P. Morgan will be unaware of such ISO arising and will therefore rely solely on Lender’s notification provided in (a) above;

c)	subject to Clause 4 hereof (Instructions), Lender must provide election Instructions to J.P. Morgan:

i.	prior to market expiry where the timing of the ISO announcement makes it reasonably practicable to permit election Instructions to be given prior to such market expiry; and

ii.	in all other cases, prior to the applicable Cut-Off Time.

Such election Instructions must specify whether Lender wishes to (i) take up the ISO; (ii) lapse the ISO; or (iii) lapse and take up any available cashbook build. Upon receipt, J.P. Morgan shall use reasonable endeavours to forward such election Instructions to Borrower;

d)	J.P. Morgan shall not be liable to Lender in the event that:

iii.	Lender does not provide to J.P. Morgan any election Instructions; or

iv.

Lender fails to provide J.P. Morgan with timely election Instructions with respect to such an ISO, and J.P. Morgan in its sole discretion does not take any action in relation to such election Instructions; or

v.	election Instructions were received by Borrower after market expiry of the ISO and Borrower is unable to accept such election Instructions.

II.	France

Lender acknowledges and accepts that when lending Securities issued by French issuers (“French Securities”), any additional tax credits (including, but not limited to, Credit d’Impot) that may be due to the holder of such French Securities had they not been on Loan over record date, will not form part of the manufactured Income (as defined in the applicable MSLA) that is collected from a Borrower on behalf of the Lender.

III.	Greece, Hungary, Japan, Mexico, Singapore

To the extent that Lender has approved in this Schedule that the following jurisdictions are eligible markets, Lender represents and warrants that it does not have a “permanent establishment” in:

a)	Greece

b)	Hungary

c)	Japan

d)	Mexico

e)	Singapore

IV.	Poland

Lender acknowledges and agrees that the following restrictions shall apply in respect of equity securities issued by Polish companies (“Polish Securities”):

a)

the Journal of laws of Poland 2015, No.1272, which became effective in October 2015 (the “Act”) introduced pre-approval requirements from the Polish Government prior to any acquisition of significant shareholdings in certain Protected Companies (as defined by the Act and subject to change from time to time). In order to manage the transaction pre-approval requirements for the Lender, J.P. Morgan will be limiting the securities lending program to actively lend only those Polish Securities where the Lender’s aggregate holding is less than 5%;

b)

as the list of Protected Companies impacted by the Act is subject to on-going change, this arrangement will be applied to all Polish Securities held through J.P. Morgan that have been made eligible for lending in the program by the Lender. As Lender’s Lending Agent, J.P. Morgan are unable to determine the Lender’s total aggregate size of holding in such Polish Securities, therefore Lender will be responsible for notifying J.P. Morgan where Lender is either holding, or proposing to acquire a total holding of 5% or greater of voting capital in Polish Securities. Lenders are required to provide such notification to J.P. Morgan no later than trade date of the acquisition transaction resulting in a 5% or above holding; and

c)

a failure to comply with the notification requirement could result in securities lending transactions being undertaken by J.P. Morgan without Lender seeking the requisite pre-approval potentially resulting in penalties being levied against the Lender by the Polish Government for which the Lender is solely responsible.

V.	Thailand

When lending Securities issued by Thai issuers (“Thai Securities”) Lender acknowledges and consents that the amount of all cash Distributions (as defined in Clause 2.7(a) above) payable to Lender with regard to Thai Securities on Loan may be credited to Lender’s cash account in Dollars on the payable date of such cash Distributions. The amount of the cash Distributions will be converted into Dollars using the foreign exchange rate agreed with the Borrower and based on the reference rate provided by J.P. Morgan’s local subcustodian.

Lenders opting for the “Calc & Pay” service offered by J.P.Morgan in its capacity as global custodian for the treatment of capital gains tax in Thailand (such service being, the “Calc & Pay Service”), should be aware that the applicable sub-custodian in Thailand has informed J.P.Morgan (in its capacity as global custodian) that it will ignore loan and return transactions generated by the agency lending discretionary program for the purposes of any calculation required for the Calc & Pay Service.

VI.	Turkey

Lender represents and warrants that all:

a)	Turkish equities in the Lending Account were purchased after 1st January, 2006 and are not subject to the “Non Resident Investment Fund” regime; and

b)	Turkish bonds in the Lending Account were issued after 1st January, 2006,

and can be made available for lending under Applicable Law.

Lender acknowledges that it will promptly identify to J.P. Morgan by notice, which notice may be oral, if the above representation and warranty ceases to be true. Upon such notice, J.P. Morgan shall restrict the lending of the relevant Turkish Securities to Borrowers. In the event Lender fails to promptly notify J.P. Morgan that the above representation and warranty ceases to be true, J.P. Morgan shall not be liable for any Liabilities of Lender arising as a result of continued lending of such Turkish Securities.